UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020 (October 21, 2020)

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231 Conifer, Colorado 80433 (Address of principal executive offices, zip code)

(303) 640-3838 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

PIPE Transaction

On October 21, 2020, Oblong, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the accredited investors party thereto (the “Purchasers”), providing for the offer and sale by the Company to the Purchasers in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act, of (i) 1,043,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), at a price of $2.85 per share in cash, and (ii) warrants to purchase up to 521,500 shares of Common Stock (the “Warrants” and, the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”) for gross proceeds of $2,972,550 before deducting placement agent fees and other offering expenses (the “Private Placement”). The Private Placement closed on October 22, 2020.

The Warrants have a thirty month term, are initially exercisable at $4.08 per share and are subject to cashless exercise if, at the time of exercise, the Warrant Shares are not subject to an effective resale registration statement. The Warrants are also subject to adjustment in the event of (i) stock splits and dividends, (ii) subsequent rights offerings, (iii) pro-rata distributions, and (iv) certain fundamental transactions, including but not limited to the sale of the Company, business combinations, and reorganizations. The Warrants do not have any price protection or price reset provisions with respect to future issuances of securities.

The Purchase Agreement obligates the Company to indemnify each Purchaser and certain related parties for certain losses, including those resulting from a breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement. The Purchase Agreement also provides that until the nine (9) month anniversary of the Closing Date (as defined in the Purchase Agreement), each Purchaser will be offered the right to participate in certain subsequent financings by the Company. Pursuant to the Purchase Agreement, the Company also agreed that it will not effect certain sales of equity securities until the earlier of (i) thirty (30) days following the effective date of a registration statement registering the Shares, Warrants and Warrant Shares, or (ii) the date that is seven (7) months following the Closing Date, subject to certain exceptions including private placements of securities at a per share price higher than the Shares sold in the Private Placement and certain registered transactions.

The Purchase Agreement provides that the Company will file a registration statement with respect to the resale of Shares and Warrant Shares by the Purchasers within ten (10) days following the effective date of the next registration statement relating to an offering of the Company’s securities, subject to certain exceptions including any registration of Company securities on Form S-4 or Form S-8.

The net proceeds of the Private Placement were used by the Company to make the Satisfaction Payment discussed under “SVB Agreement” below. The Special Equities Group, a division of Bradley Woods & Co. Ltd. (the “Placement Agent”) acted as exclusive placement agent for the Company in connection with the Private Placement. At the closing of the Private Placement, the Company paid the

Placement Agent a cash fee equal to 6.0% of the gross proceeds received by the Company in the Private Placement, totaling approximately $178,353.

The Private Placement is exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and pursuant to reliance on similar exemptions under applicable state laws. As a result, the securities sold in the Private Placement were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. Each of the Purchasers represented in the Purchase Agreement that it is an accredited investor within the meaning of Rule 501 of Regulation D, and is acquiring the Shares and Warrants in the Private Placement for investment only and not with a view toward, or for resale in connection with, the public sale or distribution thereof. The securities sold in the Private Placement were offered without any general solicitation by the Company or its representatives. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The above description of the Purchase Agreement and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Common Stock Purchase Warrant and the Form of Purchase Agreement, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

SVB Agreement

On October 22, 2020, the Company entered into an agreement (the “Satisfaction Agreement”) with certain of its subsidiaries, Oblong Industries, Inc. and GP Communications, LLC (the “Guarantors”), and Silicon Valley Bank, as lender (SVB”), pursuant to which SVB agreed to accept a one-time cash payment of $2,500,000 (the “Satisfaction Payment”) in satisfaction of the Company’s outstanding payment obligations under the Second Amended and Restated Loan and Security Agreement, dated October 1, 2019, by and among the Company, the Guarantors and SVB (as amended to date, the “Loan Agreement”) effective immediately, subject to certain terms and conditions. SVB also agreed to release the security interests and other liens previously granted to or held by SVB as security for the Company’s obligations under the Loan Agreement, as well as the Guarantors’ guarantees thereof. The Company made the Satisfaction Payment on October 22, 2020 and did not incur any early termination penalties in connection with the Satisfaction Agreement.

Pursuant to the terms of the Satisfaction Agreement, the Company agreed to deposit $218,130.15 as cash collateral for certain bank services provided to the Company by SVB from time to time in one or more blocked deposit accounts at SVB (the “Cash Collateral”). In connection with the Satisfaction Agreement, the Company also entered into a Bank Services Cash Pledge Agreement with SVB, pursuant to which the Company pledged the Cash Collateral for the benefit of SVB to secure the Company’s obligations with respect to the bank services.

The above description of the Satisfaction Agreement and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Satisfaction Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above under “SVB Agreement” in Item 1.01 of this current report on Form 8-K, including Exhibit 10.2 hereto, is incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K, including Exhibits 4.1 and 10.1 hereto, is incorporated herein by reference in its entirety. Neither the Shares nor the Warrants have been registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On October 22, 2020, the Company issued a press release announcing, among other things, the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant.
10.1	Form of Securities Purchase Agreement
10.2	Agreement, dated October 20, 2020, by and among Oblong, Inc., Oblong Industries, Inc., GP Communications, LLC, and Silicon Valley Bank.
99.1	Press release of Oblong, Inc. dated October 22, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBLONG, INC.

Date: October 26, 2020                    By:    /s/ Peter Holst
Name: Peter Holst
Title: President & CEO